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                                                                 Exhibit 10.13


                              SUBCONTRACT AGREEMENT


      THIS AGREEMENT is made this 23rd day of April, 1998, between Bluestone Software, Inc., a Delaware corporation ("Software"), and Bluestone Consulting, Inc., a Delaware corporation ("Consulting").


                              W I T N E S S E T H:

      WHEREAS, Software is in the business of developing, selling, licensing and providing support services for its own software products (the "Sapphire Business") and selling, licensing and providing support services for software products of other companies (the "GUI Business"); and

      WHEREAS, Software is a party to certain support agreements pursuant to which Software is obligated to perform prepaid support services for software sold by Software in connection with the GUI Business (the "Support Agreements"); and

      WHEREAS, in consideration of the payments by Software to Consulting set forth in this agreement, Consulting has agreed to perform all obligations of Software under the Support Agreements; and

      WHEREAS, Consulting intends to create and expand its operations in the business of reselling and servicing software produced by other companies, and

      NOW, THEREFORE, in consideration of the foregoing, and intending to be legally bound, Software and Consulting hereby agree as follows:

      1. SUBCONTRACT. Software and Consulting agree that commencing on the opening of business on the date hereof (the "Effective Time"), Consulting agrees to perform, on behalf of Software, all obligations of Software under the Support Agreements, provided however, that no notification of such agreement shall be made to the customers under such Support Agreements.

      2. PROVISION OF SERVICES. Consulting shall employ sufficient work staff, commencing on the Effective Time, to enable Consulting to render the services agreed to hereunder. Consulting shall be solely liable for any and all obligations arising after the Effective Date with respect to employees who provide the services called for under this agreement.

      3. PAYMENT. In consideration of Consulting providing the services called for under this agreement, Software shall pay to Consulting the amount of Six Hundred Thousand


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Dollars ($600,000), which amount shall be payable prior to March 31, 1999, in increments and at intervals mutually agreeable to Software and Consulting.

      4. INDEMNIFICATION. Software shall indemnify, defend and hold harmless Consulting from and against any and all claims, demands, liabilities, damages, losses, suits, costs and expenses (including reasonable attorneys' fees) of every kind, nature and type, incurred by Consulting, related to or arising out of the performance of the Support Agreements which relate to, arose or were incurred with respect to a period prior to the Effective Time. Consulting shall indemnify, defend and hold harmless Software from and against any and all claims, demands, liabilities, damages, losses, suits, costs and expenses (including reasonable attorneys' fees) of every kind, nature and type, incurred by Software, related to or arising out of the Support Agreements which relate to, arise or are incurred with respect to a period from and after the Effective Time and to any claims made by employees of Consulting with respect to compensation obligations.

      5. AMENDMENT. This agreement may not be changed, modified, discharged or terminated orally or in any manner other than by an agreement in writing signed by the parties hereto.

      6. COUNTERPARTS. This agreement may be executed in separate counterparts, each of which, when so executed and delivered, shall be deemed to be an original; but such counterparts shall together constitute one and the same instrument.

      7. ENTIRE AGREEMENT. This agreement contains the entire agreement and understanding of the parties relating to the subject matter hereof, and merge and supersede all prior discussions, agreements and understandings of every nature between them.

      8. SUCCESSOR AND ASSIGNS. This agreement and the covenants herein set forth shall bind, inure to the benefit and be enforceable against the respective successors and assigns of the parties hereto. Neither party may assign any of its rights or duties under this agreement without the written consent of the other party.

      9. HEADINGS. The headings in this agreement are for convenience of reference only and shall not affect its interpretation.

      10. GOVERNING LAW. This agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to conflicts of laws principles of any jurisdiction.


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      IN WITNESS WHEREOF, the parties hereto have duly executed this agreement as of the date first above written.


                                    BLUESTONE SOFTWARE, INC.


                                    By:  /s/ Mel Baiada
                                         -----------------------------
                                         Name:  Mel Baiada
                                         Title: President



                                    BLUESTONE CONSULTING, INC.


                                    By:  /s/ Thomas Ballezzi
                                         -----------------------------
                                         Name:  Thomas Ballezzi
                                         Title: Chief Operating Officer


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